Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
Raymond Chabot Grant Thornton LLP Suite 2000 National Bank Tower 600 De La Gauchetière Street West Montréal, Quebec H3B 4L8 T 514-878-2691

We have issued our report dated March 28, 2024, with respect to the consolidated financial statements in the Transition Report of Hut 8 Corp. on Form 10-K for the year ended December 31, 2023. We consent to the incorporation by reference of said reports in the Registration Statements of Hut 8 Corp. on Forms S-8 (File No. Nos.333-275788, 333-275789 and 333-275790).

/s/ Raymond Chabot Grant Thornton LLP

Montreal, Québec, Canada

March 28, 2024

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